EXHIBIT 99.1
Selected Financial Data
The following table sets forth our summary condensed consolidated financial data for the periods presented below and our earnings per share as adjusted for the stock dividends described below. The summary condensed consolidated financial data as of September 30, 2017 have been derived from our unaudited condensed consolidated financial statements. Our unaudited condensed consolidated financial statements include only normal and recurring adjustments, necessary to state fairly the data included therein.
The per-share amounts shown below have been retroactively adjusted to reflect the 5% stock dividend which was paid on September 28, 2017 to stockholders of record on September 20, 2017 (see note (2) below).
Our historical results are not necessarily indicative of the results of operations for future periods, and our results of operations for the nine-month period ended September 30, 2017 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2017. You should read the following summary condensed consolidated financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our condensed consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the period ended September 30, 2017.

	Year Ended December 31,
	2016	2015	2014	2013	2012
Statement of Operations Data:
Total revenues (1)	$1,690,949	$1,657,197	$1,591,315	$1,079,921	$1,095,533
Operating income (3)	232,997	199,920	212,438	111,186	154,083
Net income attributed to Vector Group Ltd. (4)	71,127	59,198	36,856	37,300	30,675
Per basic common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.53	$0.44	$0.30	$0.33	$0.28
Per diluted common share (2)
Net income attributed to Vector Group Ltd. applicable to common shares	$0.53	$0.44	$0.30	$0.33	$0.28

Cash distributions declared per common share (2)	$1.47	$1.40	$1.33	$1.27	$1.21

	September 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2017	2016	2015	2014	2013	2012
Balance Sheet Data:
Current assets	$699,932	$705,463	$583,739	$751,397	$484,388	$579,336
Total assets	1,409,904	1,404,035	1,280,615	1,389,042	1,089,965	967,443
Current liabilities	268,202	196,148	216,292	212,424	359,376	167,860
Notes payable, embedded derivatives, long-term debt and other obligations, less current portion	1,262,100	1,245,275	1,000,150	995,001	607,872	739,589
Noncurrent employee benefits, deferred income taxes and other long-term liabilities	197,776	215,884	186,334	202,297	173,322	149,064
Total stockholders' deficiency	(318,174)	(253,272)	(122,161)	(20,680)	(50,605)	(89,070)

		For the Three Months Ended						For the Nine Months Ended
	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	September 30, 2017	September 30, 2016
Statement of Operations Data:
Total revenues (5)	$484,625	$471,989	$415,208	$412,772	$459,104	$438,273	$380,800	$1,371,822	$1,278,177
Operating income	59,233	73,810	52,931	30,754	69,364	70,720	62,159	185,974	202,243
Net income (loss) attributed to Vector Group Ltd.	19,264	26,811	(4,227)	4,599	23,175	24,015	19,338	41,848	66,528
Per basic common share (2)
Net income (loss) attributed to Vector Group Ltd. applicable to common shares	$0.13	$0.19	$(0.04)	$0.03	$0.17	$0.18	$0.14	$0.28	$0.49
Per diluted common share (2)
Net income (loss) attributed to Vector Group Ltd. applicable to common shares	$0.13	$0.19	$(0.04)	$0.03	$0.17	$0.18	$0.14	$0.28	$0.49

Cash distributions declared per common share (2)	$0.38	$0.38	$0.38	$0.38	$0.36	$0.36	$0.36	$1.14	$1.09
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(1)	Revenues include excise taxes of $425,980, $439,647, $446,086, $456,703, and $508,027, respectively.

(2)
Per share computations include the impact of 5% stock dividends on September 28, 2017, September 29, 2016, September 29, 2015, September 26, 2014, September 27, 2013, and September 28, 2012, respectively.

(3)
Operating income includes $247 of expense from MSA Settlements for the year ended December 31, 2016, and $4,364, $1,419 and $11,823 of income from MSA Settlements for the years ended December 31, 2015, 2014, and 2013, respectively; and $20,000, $20,072, $2,475 and $88,106 of litigation judgment and settlement expense for the years ended December 31, 2016, 2015, 2014, and 2013, respectively; and $41 and $7,257 of restructuring charges for the years ended December 31, 2016 and 2015, respectively; and $1,607 of pension settlement expense for the year ended December 31, 2015.

(4)
Net income attributed to Vector Group Ltd. includes a gain of $36,140, net of taxes, to account for the difference between the carrying value and the fair value of the previously held 50% interest in Douglas Elliman.

(5)	Revenues include excise taxes of $126,912, $115,194, $109,368, $112,249, $116,024, $106,861, $90,846, $351,474, and $313,731 respectively.